Exhibit 10.1

IBM EXCESS 401(k) PLUS PLAN

(As Amended and Restated effective as of January 1, 2010)

AMENDMENT No. 6

Instrument of Amendment

Recitals:

International Business Machines Corporation (“IBM”) has established and maintains the IBM Excess 401(k) Plus Plan (the “Plan”), an unfunded deferred compensation plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

In accordance with Section 10.01 of the Plan, IBM has reserved the right to amend the Plan at any time and from time to time.

IBM amended and restated the Plan effective as of January 1, 2010.

IBM has determined to amend the Plan, as heretofore restated, in the manner set forth in this Instrument of Amendment, to be effective as set forth below.

Amendment:

1.             Effective for Deferral Periods beginning in 2016. Section 3.01 (“Eligibility for Elective Deferrals”) is amended to read, in its entirety, as follows:

3.01        Eligibility for Elective Deferrals. Effective for Deferral Periods beginning in 2016, an Employee shall be eligible to make Elective Deferrals for a Deferral Period if the Employee satisfies (a), (b) and (c) below:

(a) he or she qualifies as an Employee (i.e., an employee of the Company who is eligible to participate in the 401(k) Plan and is not a Supplemental Employee) and is Actively Employed on both July 31 (August 31 for Employees hired or rehired between August 1 and August 31) and December 31 immediately preceding the first day of the Deferral Period;

(b) the Plan Administrator, in its sole discretion, (i) estimates as of the August 1 immediately preceding the first day of the Deferral Period (or such other date prescribed by the Plan Administrator) that the Employee’s total pay for the calendar year immediately preceding the first day of the Deferral Period will exceed the Pay Limit as then in effect, (ii) estimates as of the same date(s) that the Employee’s total Base Pay for the calendar year immediately preceding the first day of the Deferral Period, when added to the Employee’s actual Performance Pay for the second or third calendar year preceding the first day of the Deferral Period will exceed the Pay Limit as then in effect; or (iii) determines that the Employee is eligible to participate pursuant to the Transition to Retirement Program; and

(c) the Plan Administrator notifies the Employee between August 1 and December 31 immediately preceding the Deferral Period that he or she will be eligible to make Elective Deferrals under the Plan during the Deferral Period.

Notwithstanding any other provision in this Section 3.01, IBM’s chief human resources officer may, in such officer’s sole discretion, determine that an Employee shall be eligible to make Elective Deferrals for a Deferral Period even if the Employee does not otherwise satisfy the requirements set forth above. Any such determination shall be made between August 1 and November 15 immediately preceding the Deferral Period.

2.             Section 3.02 (“Eligibility for Matching Contributions”) is amended by replacing “Deferral Period” with “Plan Year” in subsections (a), (c) and (d).

3.             Effective for the 2016 Plan Year. Section 3.03 (“Eligibility for Automatic Contributions”) is amended to read, in its entirety, as follows:

3.03.       Eligibility for Automatic Contributions.

(a)  General Rule. For each Plan Year beginning with the 2016 Plan Year, except as provided in subsection (b) (regarding the period following a 409A Separation from Service), an Employee shall be eligible for Automatic Contributions for a Plan Year only if the Employee is eligible during that Plan Year for “automatic contributions” under the 401(k) Plan and is a Company Contribution-Eligible Individual for the Plan Year, regardless of whether the Employee is eligible to make Elective Deferrals during the Plan Year.

(b)  Eligibility after 409A Separation from Service. An Employee’s Automatic Contributions for a Plan Year shall be calculated without regard to any Elective Deferrals or Excess 401(k) Eligible Pay for any payroll period that begins after the Employee has a 409A Separation from Service and ends before the next Plan Year.

4.             Effective for the 2016 Plan Year, Section 4.02 (“Matching Contributions”) is amended to read, in its entirety, as follows:

4.02.       Matching Contributions. For each Plan Year beginning with the 2016 Plan Year, a Matching Contribution shall be credited to the Post-2004 Company Account for each Eligible Employee who satisfies the eligibility requirements described in Section 3.02 for such Plan Year. An Eligible Employee’s Matching Contribution for each Plan Year shall equal the company matching contribution percentage applicable to the Eligible Employee under the 401(k) Plan, multiplied by the sum of (a) the Eligible Employee’s Elective Deferrals for the Plan Year, for each payroll period that ends after the Employee’s Program Eligibility Date, and (b) the Eligible Employee’s Excess 401(k) Eligible Pay for the Plan Year; provided that an Eligible Employee’s Matching Contribution for a Plan Year shall not exceed the Elective Deferrals credited to the Eligible Employee for such Plan Year, for payroll periods that end after the Employee’s Program Eligibility Date.

If an Eligible Employee’s company matching contribution percentage under the 401(k) Plan changes during a Plan Year, and the Eligible Employee is eligible for Matching Contributions for the portion of the Plan Year before and/or after the change pursuant to the definition of “Company Contribution-Eligible Individual” and Section 3.02, the Eligible Employee’s Matching Contributions for each such portion of the Plan Year shall be calculated separately, in each case based solely on the Employee’s company matching contribution percentage. Elective Deferrals, and Excess 401(k) Eligible Pay for the applicable portion of the Plan Year, provided that the Eligible Employee’s Matching Contribution for the entire Plan Year shall not exceed the Elective Deferrals credited to the Eligible Employee for the entire Plan Year, for payroll periods that end after the Employee’s Program Eligibility Date.